Exhibit 99.1

SPX Reports Third Quarter 2018 Results

Q3 GAAP EPS of $0.15; Adjusted EPS* of $0.37
Strong Revenue Increase from HVAC and Detection & Measurement Segments
On Track for Full-Year Adjusted EPS* Guidance Range of $2.15-$2.25

CHARLOTTE, N.C., November 1, 2018 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended September 29, 2018.

Gene Lowe, President and CEO, remarked, “During the third quarter, we experienced a solid increase in revenue due to strong demand for our heating and cooling products in our HVAC segment, and our recent acquisitions of Schonstedt and CUES in our Detection & Measurement segment. While we also experienced headwinds associated with the impact of Hurricane Florence and higher net input costs, our fourth quarter backlog and current order book leave us confident in our full-year Adjusted EPS* guidance range of $2.15 to $2.25. As we enter the latter part of the year, our strong balance sheet and cash generation profile position us to continue executing on value-accretive capital allocation initiatives, including inorganic opportunities in our key growth platforms.”

Third Quarter 2018 Overview:

For the third quarter of 2018 the company reported revenue of $362.5 million and operating income of $13.4 million, compared with $348.5 million and $29.7 million, respectively, in the third quarter of 2017. Net earnings per share from continuing operations was $0.15, compared with $0.50 for the third quarter of 2017, which included a one-time gain on a contract settlement.

SPX Core revenue* was $345.9 million and adjusted operating income* was $26.0 million, compared with $321.7 million and $24.5 million, respectively, in the third quarter of 2017. Adjusted earnings per share* for the third quarter of 2018 was $0.37, compared with $0.36 for the third quarter of 2017. For the third quarter of 2018, the impact on adjusted earnings per share* of intangible amortization expense associated with the acquisitions of Schonstedt Instrument Company (“Schonstedt”) in and CUES, Inc. (“CUES”), which occurred in the first half of 2018, was approximately $(0.02).

Third Quarter and Year-to-Date Financial Comparisons:
GAAP Results:

($ millions)	Q3 2018	Q3 2017	2018 YTD	2017 YTD
Revenue	$362.5	$348.5	$1,093.6	$1,038.8
Segment Income	29.6	45.4	107.6	100.4
Operating Income	13.4	29.7	55.4	54.0

Adjusted Results:

($ millions)	Q3 2018	Q3 2017	2018 YTD	2017 YTD
Core Revenue*	$345.9	$321.7	$1,032.6	$973.7
Core Segment Income*	40.7	39.6	130.6	125.4
Adjusted Operating Income*	26.0	24.5	85.1	79.2
* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC
Revenue for Q3 2018 was $132.0 million, compared with $119.4 million in Q3 2017, an increase of 10.6%, including a 0.2% unfavorable impact from currency fluctuations. Organic revenue* increased 10.8%, due to strong cooling product volumes and, to a lesser extent, increased volumes of heating products.

Segment income was $15.6 million, or 11.8% of revenue, in Q3 2018, compared with $15.6 million, or 13.1% of revenue, in Q3 2017. The decrease in margin was largely due to a less profitable sales mix and higher net input costs.

Detection & Measurement

Revenue for Q3 2018 was $84.3 million, compared with $66.9 million in Q3 2017, an increase of 26.0% including a 0.3% unfavorable impact from currency fluctuations and a 39.6% increase from the acquisitions of Schonstedt and CUES. Organic revenue* decreased 13.3% largely due to the timing of project-related sales of communication technologies products.

Segment income was $15.5 million in Q3 2018. Adjusted segment income*, which excludes $2.9 million of charges associated with the excess fair value of inventory and backlog amortization for the CUES acquisition, was $18.4 million, or 21.8% of revenue. This compares with segment income of $16.5 million, or 24.7% of revenue, in Q3 2017. The 290 basis point decrease in adjusted segment income margin* was driven by intangible amortization expense associated with recent acquisitions and lower volumes related to project timing. For the third quarter of 2018, the impact on adjusted segment income* of intangible amortization expense associated with recent acquisitions was approximately $1.2 million, or 1.4% of revenue.

Engineered Solutions

Revenue for Q3 2018 was $146.2 million, compared with $162.2 million in Q3 2017. Currency fluctuations had a 0.4% unfavorable impact. The adoption of accounting standard ASC 606** positively affected revenue for the quarter by $0.6 million.

The decline in revenue was driven primarily by lower revenue associated with the power projects in South Africa and the continued impact of a shift in the sales model in the segment’s process cooling business, which is now focused more on high-margin components and services and less on low-margin construction projects.

Segment loss was $1.5 million in Q3 2018, compared with segment income of $13.3 million in Q3 2017. The decline in segment income was due primarily to a contract settlement gain of $10.2 million in Q3 2017 and a charge associated with the South African projects of $4.7 million in Q3 2018.

Engineered Solutions (Core)

Excluding the results of the South African projects and Heat Transfer operations, Engineered Solutions recorded Core revenue* for Q3 2018 of $129.6 million, compared with $135.4 million in Q3 2017, a decrease of 4.3%. The reduction in revenue was driven primarily by lower sales of process cooling products.

Engineered Solutions’ Core income* for Q3 2018 was $6.7 million, or 5.2% of revenue, compared with $7.5 million, or 5.5% of revenue, in Q3 2017. The decreases in Core income* and margin* were driven primarily by our transformer business, which experienced margin decline associated with the impact of Hurricane Florence.

South African Projects

Revenue attributable to the large South African projects for Q3 2018 was $9.8 million, compared with $17.7 million in Q3 2017. Losses for these projects recorded in our Engineered Solutions segment in Q3 2018 were $8.1 million, compared with a loss of $4.2 million in Q3 2017. During Q3 2018, the company recorded a charge of $4.7 million to revise the amount of expected revenue and cost of the projects, resulting in a reduction in revenue of $2.7 million and an increase in cost of $2.0 million.

Financial Update:

As of September 29, 2018, SPX had total outstanding debt of $463.0 million and total cash and equivalents of $61.9 million. During the third quarter of 2018, net operating cash from continuing operations was $9.2 million. Free cash flow from continuing operations* totaled $6.6 million and included cash used for the South African projects of $9.1 million, net of a tax benefit. Net leverage, as calculated under the company’s bank credit agreement, was 2.3x.

Adjusting 2018 Adjusted EPS* Guidance:

SPX now expects moderately higher Core revenue* than its prior 2018 guidance of approximately $1.4 billion. The company continues to expect a similar level of overall Core segment income* as represented by prior guidance, (or approximately $200 million), but is adjusting its Core segment income margin* to approximately 14% (vs 14.0-14.5% prior), reflecting the higher level of Core revenue*. The company continues to expect adjusted operating income margin* of approximately 10% and adjusted earnings per share* in a range of $2.15 to $2.25.

Segment performance, on a year-over-year basis, is expected to be as follows (changes Bolded):

	Revenue	Segment Income Margin %
HVAC	Approximately 11.0-12.0% organic growth* (vs 7.0-8.0% prior)	Approximately 15.0% (vs approximately 15.5% prior)
Detection & Measurement	In a range of $320-325 million (vs $325-335 million prior)	Approximately 24.0% (vs 22.5-23.5% prior)
Engineered Solutions (Core)*	In a range of $550-560 million	Approximately 7% (vs approximately 8.0% prior)

Non-GAAP Presentation: The results and guidance in this release include non-GAAP financial measures, including “Core” results, “organic revenue increase (decrease),” “Adjusted operating income (loss),” ”Adjusted segment income (loss),” “Adjusted earnings (loss) per share,” and “free cash flow from continuing operations.” To provide clarity to its operating results, the company reports “Core” results, which exclude the effect of the South African projects, and separately reports on the progress and results associated with the South African projects. In addition to excluding the South Africa projects, “Core” results exclude Heat Transfer operations in anticipation of reporting the Heat Transfer business as a discontinued operation upon completion of the wind-down, which we expect to occur by the end of Q1 2019. Additionally, Q3 2017 Core segment income also excludes a gain related to a contract settlement within our Engineered Solutions segment. Other items adjusted out of segment income, operating income, and earnings per share consist of certain acquisition-related costs and a loss on sale of dry cooling in 2018, and non-service pension items and various other tax items in 2018 and 2017.

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended September 29, 2018 with the Securities and Exchange Commission on or before November 8, 2018. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Subsequent Event: On October 30, 2018, a non-governmental business adjudicator in South Africa provided a decision on certain claims made against our South African subsidiary by its subcontractor on the South African projects. This decision is subject to additional dispute-resolution procedures. The adjudicator concluded that the subcontractor was entitled to payment of South African Rand 256.0 million (or $18.1 million). The company is reviewing the basis for this decision and will provide additional details in its quarterly report on Form 10-Q for the quarter ended September 29, 2018, but believes that the adjudicator’s decision is invalid and our South African subsidiary has already taken steps to have the decision set aside. Accordingly, the financial results presented in this release do not reflect that the company will incur any loss attributable to this matter.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss third quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 7339597

A replay of the call will be available by telephone through Thursday, November 8th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 7339597

Upcoming Investor Events:  Company management plans to be on the road during the fourth quarter of 2018 meeting with investors, including attending the Baird Global Industrial Conference in Chicago on November 7th, the Furey Research Partners Hidden Gems Conference in New York City on November 8th, and the Credit Suisse Annual Industrials Conference in Palm Beach, FL on November 29th.

About SPX Corporation:  SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.4 billion in annual revenue in 2017 and more than 5,000 employees in 14 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.”  For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.
**See attached schedule for the impact of the adoption of ASC 606 on SPX’s reported results.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance. These items include, but are not limited to, acquisition costs, costs associated with dispositions, the results of our South African projects, the results of our Heat Transfer business and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual reports on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone:  980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone:  980-474-3806
E-mail: spx.investor@spx.com

	Three months ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Revenues	$362.5	$348.5	$1,093.6	$1,038.8
Costs and expenses:
Cost of products sold	274.8	263.4	818.1	789.5
Selling, general and administrative	71.6	64.4	212.8	203.0
Intangible amortization	1.7	0.2	2.7	0.5
Special charges, net	1.0	1.0	4.6	2.0
Gain on contract settlement	—	10.2	—	10.2
Operating income	13.4	29.7	55.4	54.0

Other income (expense), net	0.7	1.2	3.9	(4.0)
Interest expense	(5.9)	(4.3)	(15.3)	(12.9)
Interest income	0.3	0.2	1.1	0.9
Income from continuing operations before income taxes	8.5	26.8	45.1	38.0
Income tax provision	(1.7)	(4.8)	(6.2)	(14.0)
Income from continuing operations	6.8	22.0	38.9	24.0

Income (loss) from discontinued operations, net of tax	—	—	—	—
Gain (loss) on disposition of discontinued operations, net of tax	(0.2)	0.3	3.1	6.7
Income (loss) from discontinued operations, net of tax	(0.2)	0.3	3.1	6.7

Net income	$6.6	$22.3	$42.0	$30.7

Basic income per share of common stock:
Income from continuing operations	$0.16	$0.51	$0.91	$0.56
Income (loss) from discontinued operations	(0.01)	0.01	0.07	0.16
Net income per share	$0.15	$0.52	$0.98	$0.72

Weighted-average number of common shares outstanding — basic	43.080	42.540	42.948	42.347

Diluted income per share of common stock:
Income from continuing operations	$0.15	$0.50	$0.87	$0.55
Income from discontinued operations	—	0.01	0.07	0.15
Net income per share	$0.15	$0.51	$0.94	$0.70

Weighted-average number of common shares outstanding — diluted	44.904	44.064	44.648	43.728

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	September 29, 2018	December 31, 2017
ASSETS
Current assets:
Cash and equivalents	$61.9	$124.3
Accounts receivable, net	256.2	267.5
Contract assets	90.2	—
Inventories, net	143.5	143.0
Other current assets (includes income taxes receivable of $47.1 and $62.4 at September 29, 2018 and December 31, 2017, respectively)	71.3	97.7
Total current assets	623.1	632.5
Property, plant and equipment:
Land	19.4	15.8
Buildings and leasehold improvements	124.9	120.5
Machinery and equipment	334.7	330.4
	479.0	466.7
Accumulated depreciation	(294.0)	(280.1)
Property, plant and equipment, net	185.0	186.6
Goodwill	393.8	345.9
Intangibles, net	200.3	117.6
Other assets	671.3	706.9
Deferred income taxes	32.9	50.9
TOTAL ASSETS	$2,106.4	$2,040.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$141.2	$159.7
Contract liabilities	75.3	—
Accrued expenses	186.4	292.6
Income taxes payable	1.7	1.2
Short-term debt	113.1	7.0
Current maturities of long-term debt	9.3	0.5
Total current liabilities	527.0	461.0

Long-term debt	340.6	349.3
Deferred and other income taxes	33.4	29.6
Other long-term liabilities	835.7	885.8
Total long-term liabilities	1,209.7	1,264.7

Equity:
Common stock	0.5	0.5
Paid-in capital	1,310.2	1,309.8
Retained deficit	(701.3)	(742.3)
Accumulated other comprehensive income	250.5	250.1
Common stock in treasury	(490.2)	(503.4)
Total equity	369.7	314.7
TOTAL LIABILITIES AND EQUITY	$2,106.4	$2,040.4

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Nine months ended
	September 29, 2018	September 30, 2017	Δ	%/bps	September 29, 2018	September 30, 2017	Δ	%/bps
HVAC reportable segment

Revenues	$132.0	$119.4	$12.6	10.6%	$399.4	$349.8	$49.6	14.2%
Gross profit	37.8	36.7	1.1		121.0	113.1	7.9
Selling, general and administrative expense	22.1	21.0	1.1		68.0	65.3	2.7
Intangible amortization expense	0.1	0.1	—		0.3	0.3	—
Income	$15.6	$15.6	$—	—%	$52.7	$47.5	$5.2	10.9%
as a percent of revenues	11.8%	13.1%		-130 bps	13.2%	13.6%		-40 bps

Detection & Measurement reportable segment

Revenues	$84.3	$66.9	$17.4	26.0%	$224.5	$185.0	$39.5	21.4%
Gross profit	35.3	29.4	5.9		98.0	86.1	11.9
Selling, general and administrative expense	18.2	12.8	5.4		48.0	41.0	7.0
Intangible amortization expense	1.6	0.1	1.5		2.3	0.1	2.2
Income	$15.5	$16.5	$(1.0)	(6.1)%	$47.7	$45.0	$2.7	6.0%
as a percent of revenues	18.4%	24.7%		-630 bps	21.2%	24.3%		-310 bps

Engineered Solutions reportable segment

Revenues	$146.2	$162.2	$(16.0)	(9.9)%	$469.7	$504.0	$(34.3)	(6.8)%
Gross profit	14.6	19.0	(4.4)		56.5	50.1	6.4
Selling, general and administrative expense	16.1	15.9	0.2		49.2	52.3	(3.1)
Intangible amortization expense	—	—	—		0.1	0.1	—
Gain on contract settlement	—	10.2	(10.2)		—	10.2	(10.2)
Income (loss)	$(1.5)	$13.3	$(14.8)	(111.3)%	$7.2	$7.9	$(0.7)	(8.9)%
as a percent of revenues	(1.0)%	8.2%		-920 bps	1.5%	1.6%		-10 bps

Consolidated Revenues	$362.5	$348.5	$14.0	4.0%	$1,093.6	$1,038.8	$54.8	5.3%
Consolidated Segment Income	29.6	45.4	(15.8)	(34.8)%	107.6	100.4	7.2	7.2%
as a percent of revenues	8.2%	13.0%		-480 bps	9.8%	9.7%		10 bps

Total income for reportable segments	$29.6	$45.4	$(15.8)		$107.6	$100.4	$7.2
Corporate expense	10.5	11.0	(0.5)		34.8	33.7	1.1
Pension and postretirement expense	—	0.1	(0.1)		—	0.3	(0.3)
Long-term incentive compensation expense	4.3	3.6	0.7		12.4	10.4	2.0
Special charges, net	1.0	1.0	—		4.6	2.0	2.6
Loss on sale of dry cooling business	0.4	—	0.4		0.4	—	0.4
Consolidated operating income	$13.4	$29.7	$(16.3)	(54.9)%	$55.4	$54.0	$1.4	2.6%
as a percent of revenues	3.7%	8.5%		-480 bps	5.1%	5.2%		-10 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Cash flows from (used in) operating activities:
Net income	$6.6	$22.3	$42.0	$30.7
Less: Income (loss) from discontinued operations, net of tax	(0.2)	0.3	3.1	6.7
Income from continuing operations	6.8	22.0	38.9	24.0
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	1.0	1.0	4.6	2.0
Deferred and other income taxes	0.5	3.1	6.6	(0.7)
Depreciation and amortization	7.9	6.3	21.3	18.9
Pension and other employee benefits	1.3	0.8	5.1	8.3
Long-term incentive compensation	4.3	3.6	12.4	10.4
Other, net	0.8	1.2	1.5	2.9
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	8.8	(24.7)	19.9	(18.9)
Inventories	(1.4)	3.1	(6.2)	(17.2)
Accounts payable, accrued expenses and other	(19.3)	(9.3)	(86.7)	(31.6)
Cash spending on restructuring actions	(1.5)	(0.4)	(2.4)	(1.4)
Net cash from (used in) continuing operations	9.2	6.7	15.0	(3.3)
Net cash used in discontinued operations	(0.6)	(0.4)	(1.7)	(6.1)
Net cash from (used in) operating activities	8.6	6.3	13.3	(9.4)

Cash flows used in investing activities:
Proceeds from company-owned life insurance policies, net	—	0.6	0.2	0.9
Business acquisitions, net of cash acquired	—	—	(182.6)	—
Net proceeds from sales of assets	(0.6)	—	9.5	—
Decrease in restricted cash	0.3	—	0.3	—
Capital expenditures	(2.6)	(3.6)	(8.0)	(8.4)
Net cash used in continuing operations	(2.9)	(3.0)	(180.6)	(7.5)
Net cash from discontinued operations	1.2	—	3.6	—
Net cash used in investing activities	(1.7)	(3.0)	(177.0)	(7.5)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	28.4	30.4	157.4	46.4
Repayments under senior credit facilities	(43.6)	(34.8)	(76.6)	(59.5)
Borrowings under trade receivables financing arrangement	28.0	30.0	60.0	70.0
Repayments under trade receivables financing arrangement	(23.0)	(20.0)	(33.0)	(39.0)
Net repayments under other financing arrangements	(0.9)	(5.1)	(2.0)	(7.8)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	—	0.7	(3.0)	(1.1)
Net cash from (used in) continuing operations	(11.1)	1.2	102.8	9.0
Net cash used in discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(11.1)	1.2	102.8	9.0
Change in cash and equivalents due to changes in foreign currency exchange rates	(0.6)	(0.8)	(1.5)	(4.5)
Net change in cash and equivalents	(4.8)	3.7	(62.4)	(12.4)
Consolidated cash and equivalents, beginning of period	66.7	83.5	124.3	99.6
Consolidated cash and equivalents, end of period	$61.9	$87.2	$61.9	$87.2

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Nine months ended
September 29, 2018
Beginning cash and equivalents	$124.3
Cash from continuing operations	15.0
Capital expenditures	(8.0)
Proceeds from company-owned life insurance policies, net	0.2
Decrease in restricted cash	0.3
Net proceeds from assets sales	9.5
Business acquisitions, net of cash acquired	(182.6)
Borrowings under senior credit facilities	157.4
Repayments under senior credit facilities	(76.6)
Net borrowings under other financing arrangements	25.0
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(3.0)
Cash from discontinued operations	1.9
Change in cash due to changes in foreign currency exchange rates	(1.5)
Ending cash and equivalents	$61.9

	Debt at				Debt at
	December 31, 2017	Borrowings	Repayments	Other	September 29, 2018
Revolving loans	$—	$157.4	$(76.6)	$—	$80.8
Term loan	350.0	—	—	—	350.0
Trade receivables financing arrangement	—	60.0	(33.0)	—	27.0
Other indebtedness	9.1	14.1	(16.1)	0.1	7.2
Less: Deferred financing costs associated with the term loan	(2.3)	—	—	0.3	(2.0)
Totals	$356.8	$231.5	$(125.7)	$0.4	$463.0

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT SEGMENTS
(Unaudited)

	Three months ended September 29, 2018
	HVAC	Detection & Measurement

Net Revenue Growth	10.6%	26.0%

Exclude: Foreign Currency	(0.2)%	(0.3)%

Exclude: Acquisitions	—%	39.6%

Organic Revenue Growth (Decline)	10.8%	(13.3)%

SPX CORPORATION AND SUBSIDIARIES
Impact of ASC 606 Adoption
(Unaudited; in millions)

	Three months ended September 29, 2018			Nine months ended September 29, 2018
	Reported	Effect of ASC 606 Adoption (1)	Under Prior Revenue Recognition Guidance	Reported	Effect of ASC 606 Adoption (1)	Under Prior Revenue Recognition Guidance
Revenues	$362.5	$(0.6)	$361.9	$1,093.6	$(20.2)	$1,073.4
Net Income	6.6	(0.9)	5.7	42.0	(2.8)	39.2

(1) Effect of ASC 606 adoption related solely to our Engineered Solutions reportable segment.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Nine months ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Consolidated revenue	$362.5	$348.5	$1,093.6	$1,038.8

Exclude: South African projects	9.8	17.7	38.8	37.9

Exclude: Heat Transfer	6.8	9.1	22.2	27.2

Core revenue	$345.9	$321.7	$1,032.6	$973.7

Total segment income	$29.6	$45.4	$107.6	$100.4

Exclude: Losses from South African projects	(8.1)	(4.2)	(16.0)	(35.2)

Exclude: Losses from Heat Transfer	(0.1)	(0.2)	(2.0)	—

Exclude: Contract settlement gain	—	10.2	—	10.2

Exclude: One time acquisition related costs (1)	(2.9)	—	(5.0)	—

Core segment income	$40.7	$39.6	$130.6	$125.4
as a percent of Core revenues (2)	11.8%	12.3%	12.6%	12.9%

ENGINEERED SOLUTIONS SEGMENT:	Three months ended
	September 29, 2018	September 30, 2017
Engineered Solutions revenue	$146.2	$162.2

Exclude: South African projects	9.8	17.7

Exclude: Heat Transfer	6.8	9.1

Engineered Solutions (Core) revenue	$129.6	$135.4

Engineered Solutions Segment income (loss)	$(1.5)	$13.3

Exclude: Losses from South African projects	(8.1)	(4.2)

Exclude: Losses from Heat Transfer	(0.1)	(0.2)

Exclude: Contract settlement gain	—	10.2

Engineered Solutions (Core) income	$6.7	$7.5
as a percent of Engineered Solutions (Core) revenues (2)	5.2%	5.5%

DETECTION & MEASUREMENT SEGMENT:	Three months ended
	September 29, 2018	September 30, 2017
Detection & Measurement Segment income	$15.5	$16.5

Exclude: One time acquisition related costs (1)	(2.9)	—

Detection & Measurement adjusted segment income	$18.4	$16.5
as a percent of Detection & Measurement revenues (2)	21.8%	24.7%

(1) Represents additional "Cost of products sold" and "Intangibles amortization" recorded during the three and nine months ended September 29, 2018 related to the step-up of inventory (to fair value) and customer backlog amortization, respectively, acquired in connection with the Cues and Schonstedt acquisitions.

(2) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Operating income	$13.4	$29.7	$55.4	$54.0

Exclude:
Losses from South African projects (1)	(8.1)	(5.0)	(17.9)	(36.0)

Income (losses) from Heat Transfer (2)	(0.7)	—	(3.5)	0.6

One time acquisition related costs (3)	(3.4)	—	(7.9)	—

Loss on sale of dry cooling business	(0.4)	—	(0.4)	—

Contract settlement gain	—	10.2	—	10.2

Adjusted operating income	$26.0	$24.5	$85.1	$79.2
as a percent of Core revenues (4)	7.5%	7.6%	8.2%	8.1%

(1) Represents removal of financial results for South African projects, inclusive of "special charges" of $1.9 recorded during the nine months ended September 29, 2018 and charges of $0.8 recorded during the three months ended September 30, 2017.

(2) Represents removal of Heat Transfer's financial results, inclusive of "special charges" of $0.8 and $1.9, respectively, during the three and nine months ended September 29, 2018 and professional fees included in "corporate expense" of $0.2 during the nine months ended September 29, 2018 and exclusive of corporate costs allocated to Heat Transfer that will remain post-wind down of $0.2 for the three months ended September 29, 2018 and September 30, 2017, and $0.6 for the nine months ended September 29, 2018 and September 30, 2017.

(3) Represents charges for the Cues acquisition during the three months ended September 29, 2018 associated with inventory step-up of ($2.5), backlog amortization of ($0.4), and integration-related fees of ($0.5). Charges during the nine months ended September 29, 2018 associated with the Cues acquisition (inventory step-up of $4.1, backlog amortization of $0.6, and transaction and integration related fees of $2.2) and Schonstedt acquisition (inventory step-up charges of $0.3 and transaction-related fees of $0.7).

(4) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended September 29, 2018
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$29.6	$11.1	$40.7
Corporate expense (2)	(10.5)	0.3	(10.2)
Long-term incentive compensation expense	(4.3)	—	(4.3)
Special charges, net (3)	(1.0)	0.8	(0.2)
Loss on sale of dry cooling	(0.4)	0.4	—
Operating income	13.4	12.6	26.0

Other income, net (4)	0.7	0.5	1.2
Interest expense, net	(5.6)	—	(5.6)
Income from continuing operations before income taxes	8.5	13.1	21.6
Income tax provision (5)	(1.7)	(3.2)	(4.9)
Income from continuing operations	6.8	9.9	16.7

Dilutive shares outstanding	44.904		44.904

Earnings per share from continuing operations	$0.15		$0.37

(1) Adjustment represents the removal of operating losses associated with the South African projects and Heat Transfer, and the inventory step-up charge and backlog amortization related to the Cues acquisition.

(2) Adjustment represents removal of acquisition related expenses incurred during the period and corporate costs allocated to Heat Transfer that will remain post wind-down.

(3) Adjustment represents removal of restructuring charges associated with Heat Transfer.

(4) Adjustment represents removal of non-service pension and postretirement items and removal of foreign currency losses associated with the South African projects.

(5) Adjustment represents the tax impact of items (1) through (4) above and the removal of certain income tax benefits that are considered non-recurring.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended September 30, 2017
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$45.4	$(5.8)	$39.6
Corporate expense (2)	(11.0)	(0.2)	(11.2)
Pension and postretirement expense	(0.1)	—	(0.1)
Long-term incentive compensation expense	(3.6)	—	(3.6)
Special charges, net (3)	(1.0)	0.8	(0.2)
Operating income	29.7	(5.2)	24.5

Other income, net (4)	1.2	(1.0)	0.2
Interest expense, net	(4.1)	—	(4.1)
Income from continuing operations before income taxes	26.8	(6.2)	20.6
Income tax provision (5)	(4.8)	0.2	(4.6)
Income from continuing operations	22.0	(6.0)	16.0

Dilutive shares outstanding	44.064		44.064

Earnings per share from continuing operations	$0.50		$0.36

(1) Adjustment represents the removal of the combined net operating losses associated with the South African projects and Heat Transfer.

(2)Adjustment represents corporate costs allocated to Heat Transfer that will remain post wind-down.

(3) Adjustment represents removal of restructuring charges associated with South African projects.

(4) Adjustment represents removal of non-service pension and postretirement items and removal of foreign currency losses associated with the South African projects.

(5) Adjustment represents the tax impact of items (1) through (4) above and the removal of certain favorable discrete tax items related to the resolution of legacy tax matters.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - FREE CASH FLOW
(Unaudited; in millions)

Three months ended
September 29, 2018
Net operating cash flow from continuing operations	$9.2

Capital expenditures - continuing operations	(2.6)

Free cash flow from continuing operations	$6.6